Exhibit 10.4

AMENDMENT NO. 2 TO

SHARE EXCHANGE AGREEMENT

THIS AMENDMENT NO. 2 TO SHARE EXCHANGE AGREEMENT (this “Amendment”) is effective as of December 31, 2024 (“Effective Date”) by and among ITSQUEST, Inc., a New Mexico corporation (“Company”), the shareholders of Company, Sarah Reagan and Jeff Reagan, (each a “Shareholder,” and collectively, the “Shareholders”), and Unicoin Inc., a Delaware corporation formerly known as TransparentBusiness, Inc. (“Unicoin”).

WHEREAS, the parties hereto have entered into that certain Share Exchange Agreement dated as of November 19, 2020, as amended December 27, 2022 (the “Agreement”), into which this Amendment shall be incorporated; and

WHEREAS, the parties wish to continue their existing relationship and amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

1.	Contingent Divestiture

The first paragraph of Section 2 is hereby deleted and replaced in its entirety with the following:

“In the event that (i) Unicoin does not conduct a registered public offering of its Common Stock in which the Unicoin Shares issued to Company pursuant to this Agreement are registered with the US Securities and Exchange Commission and listed for trading on a national securities exchange in the United States, with an initial listing price of at least ten Dollars ($10.00) per share, or (ii) Unicoin’s proposed tokens “unicoins” do not become tokenized and listed on an available Alternative Trading System or cryptocurrency exchange (whichever is applicable), with a quoted price at or above $1.00 per token at any time on or before December 31, 2025 (the “Trigger Event”), then:”

The remainder of Section 2 shall remain in effect, unmodified by this Amendment.

2.	Consideration

In consideration of the foregoing, Unicoin shall issue rights to receive one million (1,000,000) additional unicoin rights to each of the Shareholders, (for an aggregate of 2,000,000 unicoin rights to the Shareholders, collectively) upon execution of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ITSQUEST, INC.		UNICOIN INC.

By:	/s/ Jeff Reagan	By:	/s/ Alex Konanykhin
	Jeff Reagan, President		Alex Konanykhin, CEO

SHAREHOLDERS

/s/ Jeff Reagan		/s/ Sarah Reagan
Jeff Reagan		Sarah Reagan